Exhibit 23.6

September 17, 2010

Board of Directors

Naugatuck Valley Financial Corporation

Naugatuck Valley Savings & Loan

333 Church Street

Naugatuck, CT 06770

Dear Board Members:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Naugatuck Valley Financial Corporation (the “Company”) as an Appendix to the Proxy Statement/Registration Statement relating to the proposed merger of the Company with Southern Connecticut Bancorp, Inc. contained in the Company’s Proxy Statement/Registration Statement on Form S-l as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission hereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Ostrowski & Company, Inc.